Exhibit 23



                      ARTHUR ANDERSEN & CO.





            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 9, 1994, included in this Form 10-K, into C. R. Bard, Inc.'s previously filed Registration Statements on Form S-8 for its Employees' Retirement Savings Plan of C. R. Bard, Inc., Registration No. 2-86291; the 1990 Employee Stock Option Plan, as amended, Registration No. 33-35544; and the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended and the 1993 Long Term Incentive Plan of C. R. Bard, Inc., Registration No. 33-64874.




                                        Arthur Andersen & Co.







Roseland, New Jersey
March 28, 1994














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